Exhibit 99.1

Ebix Announces THIRD Quarter 2014 Results

ATLANTA, GA - November 7, 2014 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial and healthcare industries, today reported results for the fiscal third quarter ended September 30, 2014.

Ebix delivered the following results for the third quarter of 2014:

Revenues: Total Q3 2014 revenue was $50.8 million, an increase of 1% on a year-over-year basis, as compared to Q3 2013 revenue of $50.3 million.

On a constant currency basis, Q3 2014 revenue increased year over year to $50.5 million as compared to $50.3 million in Q3 of 2013. Also on a constant currency basis, year-to-date revenue increased to $155.8 million as compared to $153.9 million during the same period in 2013.

Earnings per Share: Q3 2014 diluted earnings per share of $0.47, an increase of 38% on a year-over-year basis, as compared to Q3 2013 diluted earnings per share of $0.34. For purposes of the Q3 2014 EPS calculation, there was an average of 38.3 million diluted shares outstanding during the quarter, as compared to 38.5 million diluted shares outstanding in Q3 2013.

Q4 2014 Diluted Share Count: As of today, the Company expects the diluted share count for Q4 2014 to be approximately 37.0 million.

Operating Cash: Cash generated from operations in Q3 2014 was $9.8 million, down 25% year over year as compared to $12.9 million in Q3 2013. It was temporarily affected by $11.1 million of cash outflow associated with the payment of income tax, minimum alternate tax, sales tax and certain other prepaids. Before taking the impact of these unique cash outflow items, operating cash flow would have been $20.9 million for the quarter. During the nine months ended September 30, 2014, the Company generated $38.4 million of net cash flow from operating activities, an increase of 2% as compared to $37.8 million in the first nine months of 2013.

Operating Income and Margins: Operating income for Q3 2014 was $21.7 million as compared to $18.6 million of operating income in Q3 2013. Operating margins for Q3 2014 were 43% as compared to 37% for Q3 2013. The operating margins in Q3 2014 were favorably impacted by an amount of $4.4 million, net of a $5.8 million reversal of certain earn out contingent liabilities and certain one time non-recurring expenses of $1.4 million.

Net Income: Q3 2014 net income was $18.0 million, an increase of 37% on a year-over-year basis, as compared to Q3 2013 net income of $13.1 million. During the nine months ended September 30, 2014, net income increased $3.0 million or 7%, to $47.0 million compared to $44.0 million during the same period in 2013.

Channel Revenues: The Exchange channel continued to be the largest channel for Ebix accounting for 82% of the Company’s Q3 2014 revenues.

Exhibit 99.1

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
Channel	2014	2013	2014	2013
Exchange	$ 41,757	$ 40,554	$ 125,212	$ 122,741
Broker Systems	4,511	4,390	13,862	13,878
Risk Compliance Solutions (RCS)	3,346	3,604	10,423	11,781
Carrier Systems	1,194	1,745	4,191	5,463
Total Revenue	$ 50,808	$ 50,293	$ 153,688	$ 153,863

The continued strengthening year-over-year of the US dollar, as compared to the Australian dollar and the Brazilian real decreased revenue by $2.1 million during the nine months ended September 30, 2014 across the Exchange and Broker Systems Channels.

Ebix Chairman, President and CEO Robin Raina said, “While the revenues in the third quarter were negatively impacted by the lower transaction count in the Property & Casualty space in the Asia-Pacific region, we had a strong quarter in terms of new deals. We agreed on four key deals with named carriers in the life space, for our TPP system, which we are expecting to begin generating recurring revenues beginning January of 2015. We also signed a recurring subscription based Ebix Enterprise contract with a large health institution. Except for the Asia-Pacific region where our revenue streams temporarily decreased; the life, annuity, reinsurance and health space revenues grew quarter over quarter for the Company.”

“Today we are focused on growing both our top line and earnings and we are better prepared today to make accretive acquisitions while organically growing our business. We are targeting revenues of $250 million to $260 million for 2015.” Robin said, “We intend to continue repurchasing Ebix shares from the open market and believe our share repurchase program coupled with our quarterly dividend is an excellent way to return capital to shareholders while allowing us the ability to make strategic acquisitions.”

Robert Kerris, Ebix’s EVP & CFO said, “During the third quarter Ebix used a total of $26 million towards repurchasing its own stock, paying dividends and investing in capital expenditures. After paying for these initiatives, Ebix still had aggregate cash, cash equivalents, and short-term cash deposit investments in the amount of $48.7 million as of September 30, 2014. The Company presently has access to $137 million of additional borrowing capacity on our syndicated senior secured credit facility with Regions Bank. This combined with our available cash balances provides Ebix with ample financial resources to support the continued profitable growth of the Company, organically and through accretive acquisitions, as well as to repurchase shares of our common stock. The Company’s working capital position was $58.7 million and our net debt position stood at $17.7 million at September 30.”

About Ebix, Inc.

A leading international supplier of On-Demand software and E-commerce services to the insurance, financial and healthcare industries, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from infrastructure exchanges, carrier systems, agency systems and risk compliance solutions to custom software development for all entities involved in the insurance industry.

With 40+ offices across Australia, Brazil, Canada, India, New Zealand, Singapore, the US and the UK, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com.

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS
As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

Exhibit 99.1

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” “should,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov.

CONTACT:
Jacqueline Marcus, Edelman - 212-277-3787 or Jacqueline.Marcus@edelman.com
Aaron Tikkoo - 678 -281-2027 or atikkoo@ebix.com

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30
	2014	2013	2014	2013
Operating revenue	$50,808	$50,293	$153,688	$153,863

Operating expenses:
Cost of services provided	10,275	10,136	29,851	30,385
Product development	6,779	6,625	20,230	20,384
Sales and marketing	3,559	4,024	10,644	11,763
General and administrative, net	6,008	8,448	26,917	26,672
Amortization and depreciation	2,449	2,459	7,442	7,459
Total operating expenses	29,070	31,692	95,084	96,663

Operating income	21,738	18,601	58,604	57,200
Interest income	61	159	326	343
Interest expense	-392	-318	-850	-961
Non-operating (loss)/income - put options	-19	93	296	-1,250
Non-operating expense - securities litigation	-350	-4,226	-350	-4,226
Foreign currency exchange gain (loss)	987	-33	532	-326
Income before income taxes	22,025	14,276	58,558	50,780
Income tax expense	-4,010	-1,133	-11,547	-6,751
Net income	$18,015	$13,143	$47,011	$44,029

Basic earnings per common share	$0.47	$0.35	$1.23	$1.18

Diluted earnings per common share	$0.47	$0.34	$1.22	$1.14

Basic weighted average shares outstanding	38,050	37,919	38,264	37,435

Diluted weighted average shares outstanding	38,253	38,451	38,499	38,676

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)

	September 30, 2014	December 31, 2013
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$47,350	$56,674
Short-term investments	1,326	801
Trade accounts receivable, less allowances of $1,609 and $1,049, respectively	38,361	39,070
Deferred tax asset, net	997	256
Other current assets	6,251	5,548
Total current assets	94,285	102,349

Property and equipment, net	22,648	8,528
Goodwill	350,255	337,068
Intangibles, net	46,504	50,734
Indefinite-lived intangibles	30,887	30,887
Deferred tax asset, net	15,581	12,194
Other assets	4,890	3,682
Total assets	$565,050	$545,442

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$11,138	$17,818
Accrued payroll and related benefits	4,251	6,482
Short term debt	0	13,062
Current portion of long term debt and capital lease obligations, net of discount of $14 and $10, respectively	724	827
Current deferred rent	230	254
Contingent liability for accrued earn-out acquisition consideration	564	4,137
Liability - securities litigation settlement	0	4,226
Put option liability	0	845
Deferred revenue	18,575	18,918
Other current liabilities	84	106
Total current liabilities	35,566	66,675

Revolving line of credit	63,465	22,840
Long term debt and capital lease obligations, less current portion, net of discount of $8 and $38, respectively	898	20,124
Other liabilities	16,473	4,719
Contingent liability for accrued earn-out acquisition consideration	10,286	10,283
Deferred revenue	144	391
Long term deferred rent	1,848	2,185
Total liabilities	128,680	127,217

Temporary equity	0	5,000

Stockholders’ equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at September 30, 2014 and December 31, 2013	0	0

Exhibit 99.1

Common stock, $0.10 par value, 60,000,000 shares authorized, 37,191,888 issued and 37,151,379 outstanding at September 30, 2014 and 38,088,391 issued and 38,047,882 outstanding at December 31, 2013	3,715	3,805
Additional paid-in capital	151,039	164,216
Treasury stock (40,509 shares as of September 30, 2014 and December 31, 2013)	-76	-76
Retained earnings	295,933	257,574
Accumulated other comprehensive loss	-14,241	-12,294
Total stockholders’ equity	436,370	413,225
Total liabilities and stockholders’ equity	$565,050	$545,442

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

(In thousands)	Nine Months Ended
(Unaudited)	September 30,
	2014	2013
Cash flows from operating activities:
Net income	$47,011	$44,029
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,442	7,459
Provision (benefit) for deferred taxes	-1,810	-4,682
Share based compensation	1,333	1,481
Provision for doubtful accounts	1,083	1,361
Debt discount amortization on promissory note payable	26	32
Unrealized foreign exchange (gain)	-256	-94
(Gain) loss on put option	-296	1,250
Reduction of acquisition earnout accruals	-7,533	-10,253
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	-1,901	-4,562
Other assets	-3,977	845
Accounts payable and accrued expenses	-8,064	-2,568
Accrued payroll and related benefits	1,027	-1,205
Deferred revenue	-704	-2,802
Deferred rent	-272	-60
Reserve for potential uncertain income tax return positions	9,337	3,405
Liability - securities litigation settlement payment	-3,868	4,226
Other liabilities	-188	-86
Net cash provided by operating activities	38,390	37,776

Cash flows from investing activities:
Acquisition of Qatarlyst, net of cash acquired	0	-4,740
Acquisition of HealthCare Magic, net of cash acquired	-5,856	0
Acquisition of CurePet, Inc., net of cash acquired	3	0
Payment of acquisition earn-out contingency, Taimma	-2,250	-2,250
Payment of acquisition earn-out contingency, USIX	0	-727
Maturities of marketable securities	0	104
Purchases of marketable securities	-595	0
Capital expenditures	-15,922	-887
Net cash used in investing activities	-24,620	-8,500

Cash flows from financing activities:
Proceeds from / (Repayments) on revolving line of credit, net	40,625	-15,000
Principal payments of term loan obligation	-31,938	-6,531
Repurchases of common stock	-16,482	-2,492
Excess tax benefit from share-based compensation	-3,200	0
Proceeds from the exercise of stock options	788	1,425
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	-37	-916
Dividend payments	-8,652	-2,794
Shares reacquired in connection with put option	-3,535	0
Principal payments of debt obligations	-336	-636
Payments of capital lease obligations	-144	-221
Net cash used in financing activities	-22,911	-27,165
Effect of foreign exchange rates on cash	-183	-1,671
Net change in cash and cash equivalents	-9,324	440
Cash and cash equivalents at the beginning of the period	56,674	36,449
Cash and cash equivalents at the end of the period	$47,350	$36,889
Supplemental disclosures of cash flow information:
Interest paid	$849	$901
Income taxes paid	$10,782	$13,009